Exhibit 99.2

Product and Segment Revenues
Unaudited
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Product revenues:
Carrier Systems	$76,349	$59,865	$207,590	$158,804
Business Networking	33,830	26,124	92,452	72,568
Loop Access	52,778	42,073	140,303	128,582
Total	$162,957	$128,062	$440,345	$359,954

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$45,099	$29,518	$126,432	$83,128
Optical Access (included in Carrier Systems)	18,619	20,094	46,006	44,260
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	29,475	21,276	79,560	57,018
Total Growth Products	93,193	70,888	251,998	184,406
Percentage of Total Revenue	57%	55%	57%	51%

HDSL (does not include T1) (included in Loop Access)	49,383	37,610	131,487	114,880
Other Products (excluding HDSL)	20,381	19,564	56,860	60,668
Total Traditional Products	69,764	57,174	188,347	175,548
Percentage of Total Revenue	43%	45%	43%	49%

Total	$162,957	$128,062	$440,345	$359,954

Segment Revenues:
Carrier Networks	$128,581	$98,643	$345,684	$277,493
Enterprise Networks	34,376	29,419	94,661	82,461
Total	$162,957	$128,062	$440,345	$359,954

Sales by Geographic Region:
United States	$154,648	$121,403	$416,994	$339,906
International	8,309	6,659	23,351	20,048
Total	$162,957	$128,062	$440,345	$359,954